Exhibit 99.1

First Bancorp to Acquire Select Bancorp, Inc.

Joint News Release - For Immediate Release: June 1, 2021

SOUTHERN PINES, NC and DUNN, NC, June 1, 2021 – First Bancorp (Nasdaq: FBNC), the parent company of First Bank, and Select Bancorp, Inc. (“Select”) (Nasdaq: SLCT), the parent company of Select Bank and Trust Company (“Select Bank”), announced today the signing of a definitive merger agreement under which First Bancorp will acquire Select in an all-stock transaction with a total current value of approximately $314.3 million, or $18.10 per share, based on First Bancorp’s stock price as of May 28, 2021.

The merger agreement has been unanimously approved by the boards of directors of each company. The transaction is expected to close in the fourth quarter of 2021 and is subject to customary conditions, including shareholder and regulatory approval. Subject to the terms of the merger agreement, Select shareholders will receive 0.408 shares of First Bancorp’s common stock for each share of Select common stock.

Select Bank currently operates twenty-two banking locations in North Carolina, South Carolina, and Virginia and has the leading community bank market share in Fayetteville, NC and a presence in the key North Carolina growth markets of Raleigh, Charlotte, and Wilmington. As of March 31, 2021, Select reported assets of $1.8 billion, loans of $1.3 billion, and deposits of $1.6 billion. The acquisition complements First Bank’s existing footprint and provides entry into several new markets.

"Select Bank is a high quality institution with a long-standing history of service and strong community banking relationships,” said Richard Moore, Chief Executive Officer of First Bancorp. “We are thrilled that the Select Bank team will be joining First Bank, and we look forward to the opportunity to serve their customers.”

Upon completion of the acquisition, the combined company is expected to have over $9 billion in assets, $6 billion in loans, and $8 billion in deposits. This transaction represents an opportunity to further cement First Bank’s position as the preeminent community bank in North Carolina in a way that is attractive for all stakeholders involved.

“We are very excited about this partnership and the unique opportunity it presents,” said Bill Hedgepeth, President, CEO, and Director of Select. “We have long admired First Bancorp, and our combined company will be positioned to capitalize on an enhanced presence in exceptional markets, talent, and financial strength.”

Keefe, Bruyette & Woods, Inc. served as financial advisor to First Bancorp and Brooks, Pierce, McLendon, Humphrey & Leonard, LLP provided legal counsel. Raymond James & Associates, Inc. served as financial advisor to Select Bancorp, Inc., and Wyrick Robbins Yates & Ponton LLP served as legal counsel.

INVESTOR PRESENTATION

Further information on the terms of this transaction will be included in Form 8-Ks to be filed by First Bancorp and Select Bancorp, Inc. with the Securities and Exchange Commission (the “SEC”).

First Bancorp

First Bancorp is the holding company for First Bank and is headquartered in Southern Pines, North Carolina. The company currently operates 102 bank branches, with 96 branches operating in North Carolina and 6 branches in South Carolina (Cheraw, Dillon, Florence, and Latta).

Select Bancorp, Inc.

Select Bancorp, Inc. is the holding company for Select Bank & Trust Company and is headquartered in Dunn, North Carolina. The company currently operates 22 full-service banking locations in North Carolina, South Carolina, and Virginia.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, and including statements about the benefits of the merger between First Bancorp and Select Bancorp, Inc. which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those anticipated by such statements for a variety of factors including, without limitation: the businesses of First Bancorp and Select Bancorp, Inc. may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger may not be fully realized within the expected timeframes; disruption from the merger may make it more difficult to maintain relationships with clients, associates, or suppliers; the required governmental approvals of the merger may not be obtained on the proposed terms and schedule; the shareholders of First Bancorp and/or Select Bancorp, Inc. may not approve the merger.

ADDITIONAL INFORMATION ABOUT THE PROPOSED TRANSACTION AND WHERE TO FIND IT

This communication is being made in respect of the proposed transaction involving First Bancorp and Select Bancorp, Inc. This material is not a solicitation of any vote or approval of the shareholders of First Bancorp or Select Bancorp, Inc. and is not a substitute for the joint proxy statement/prospectus or any other documents which First Bancorp and Select Bancorp, Inc. may send to their respective shareholders in connection with the proposed merger. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

In connection with the proposed transaction, First Bancorp intends to file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of First Bancorp and Select Bancorp, Inc. and a prospectus of First Bancorp, as well as other relevant documents concerning the proposed transaction. Investors and security holders are also urged to carefully review and consider each of First Bancorp’s and Select Bancorp, Inc.’s public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. First Bancorp and Select Bancorp, Inc. will mail the joint proxy statement/prospectus to the shareholders of First Bancorp and Select Bancorp, Inc., respectively.BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SHAREHOLDERS OF FIRST BANCORP AND SELECT BANCORP, INC. ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other filings containing information about First Bancorp and Select Bancorp, Inc. at the SEC’s website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by First Bancorp on its website at http://www.localfirstbank.com and by Select Bancorp, Inc. on its website at http://www.selectbank.com

First Bancorp, Select Bancorp, Inc. and certain of their respective directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of First Bancorp and Select Bancorp, Inc.’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of First Bancorp and their ownership of First Bancorp common stock is set forth in the proxy statement for First Bancorp’s 2021 Annual Meeting of Shareholders, as filed with the SEC on Schedule 14A on March 23, 2021. Information about the directors and executive officers of Select Bancorp, Inc. and their ownership of Select Bancorp, Inc. common stock is set forth in the proxy statement for Select Bancorp, Inc.’s 2021 Annual Meeting of Shareholders, as filed with the SEC on a Schedule 14A on April 6, 2021. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.